                                                                    Exhibit 21.1

                                  SUBSIDIARIES

NAME OF SUBSIDIARY                                     STATE OF INCORPORATION
------------------                                     ----------------------
Clarke American Checks, Inc.                           Delaware
Checks in the Mail, Inc.                               Delaware
B(2)Direct, Inc.                                       Delaware